UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2010

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1861 International Drive McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2010, MicroStrategy Incorporated (“MicroStrategy” and collectively with its subsidiaries, the “Company”) adopted an aircraft use policy (the “Policy”) which, among other things, permits certain non-business use of the fractional interest that the Company has leased in a Gulfstream Aerospace 450 (“G450”) through a fractional interest program operated by NetJets International, Inc. (“NetJets”). The fractional interest includes certain rights to use the G450 as well as other aircraft operated by NetJets (collectively, the “NetJets Aircraft”).

The Policy permits non-business use of the NetJets Aircraft by (i) the Chief Executive Officer (the “CEO”) of MicroStrategy, (ii) non-employee members of MicroStrategy’s Board of Directors (the “Board”) to the extent approved by the Board’s Special Committee on Board Member Aircraft Use, and (iii) other employees of the Company to the extent approved by the CEO, when the NetJets Aircraft is not otherwise being used by the Company exclusively for business use.

Non-business use of the NetJets Aircraft is subject to various limitations including those described below. During the Initial Term (as defined below) and any Extension Term (as defined below), the total number of Flight Hours (as defined below) of the NetJets Aircraft used by the Company for non-business use may not exceed fifty percent (50%) of the total number of Flight Hours of the NetJets Aircraft used by the Company for business use and non-business use in the aggregate during such period.

“Initial Term” means the initial twelve (12) month term of the Company’s lease of the NetJets Aircraft, or such shorter term as may occur by the termination of such lease before the end of the twelve (12) month period.

“Extension Term” means each term of the lease, if any, following the Initial Term.

“Flight Hour” means a flight hour, or fraction thereof, of the NetJets Aircraft used by the Company as determined pursuant to the fractional interest program operated by NetJets under which the NetJets Aircraft is managed.

The Company is authorized to make “tax gross-up” payments to Board members and executive officers of MicroStrategy who may incur income or payroll taxes in connection with their non-business use of the NetJets Aircraft. The Company is further authorized, at the sole discretion of the CEO, to make such tax gross-up payments to other employees of the Company in connection with their non-business use of the NetJets Aircraft. The authorized tax gross-up payment to be paid to (or withheld and paid to the appropriate taxing authority on behalf of) an individual in connection with such individual’s non-business use of the NetJets Aircraft will be a cash amount approximating the amount of the individual’s (i) federal and state income and payroll taxes (or in the case of an individual who may be subject to taxes on income and wages in a jurisdiction other than the U.S., the applicable taxes on income and wages in such other jurisdiction) (the “Income Taxes”) on the taxable income associated with such non-business use plus (ii) Income Taxes on the taxes that the individual may incur as a result of the payment of taxes by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2010	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Douglas K. Thede
	Name:	Douglas K. Thede
	Title:	Executive Vice President, Finance & Chief Financial Officer